Exhibit 5
Legality Opinion and Consent

[LETTERHEAD OF BARCLAY DAMON, LLP]

                                                                                                                                                                               April 8, 2016

Taylor Devices, Inc.
90 Taylor Drive
North Tonawanda, New York 14120-0748

          Re:    2015 Taylor Devices, Inc. Stock Option Plan

Ladies and Gentlemen:

                We have represented Taylor Devices, Inc. (the "Company") in connection with the issuance by the Company of up to 160,000 shares of its Common stock, par value $0.025 per share (the "Stock"), subject to options to be granted ("Stock Options") pursuant to the 2015 Taylor Devices, Inc. Stock Option Plan (the "Plan").  This opinion is being submitted at your request for use as an Exhibit to the Company's Registration Statement on Form S-8 in accordance with the Securities Act of 1933 (the "Act"), which Registration Statement is to be filed with the Securities and Exchange Commission (the "SEC") on or about April 8, 2016 (the "Registration Statement").

                In preparing this opinion, we examined (1) the Plan; (2) the resolutions of the Board of Directors approving the Plan; (3) the Company's Certificate of Incorporation and By-laws, each as amended through the date hereof; (4) the Annual Report on Form 10-K for the fiscal year ended May 31, 2015; (5) the Quarterly Report on Form 10-Q for the fiscal quarters   ended August 31, 2015 and November 30, 2015; (6) the Proxy Statement, dated September 10, 2015, mailed to shareholders in connection with the Annual Meeting of Shareholders held on October 23, 2015; and (7) the Current Report on 8-K filed with the SEC on October 28, 2015 (collectively, the "Reviewed Documents"), and such questions of law as we have deemed necessary or appropriate.

                In rendering this opinion, we have assumed the genuineness of all signatures on all documents examined by us, the due authority of the parties signing such documents, the authenticity of all documents submitted to us as originals, and the conformity to the originals of all documents submitted to us as copies.  We have also assumed that the offer and sale of the Stock Options and the Stock complies in all respects with the terms, conditions and restrictions set forth in the Registration Statement and the Plan.  We have further assumed that, upon the dates of exercise of the options under the Plan, the Company will have reserved sufficient authorized shares of Common Stock for issuance in exchange therefor.  In rendering this opinion, other than our review of the Reviewed Documents, we have made no inquiry as to any factual matter.

                Based on the foregoing and reliance thereon, and assuming no change occurs in the applicable law or the relevant facts, we are of the opinion   that:

                               (a)     When Stock Options are issued in accordance with the terms of the Plan, such Stock Options will be binding obligations of the Company under the New York law, subject to applicable bankruptcy, insolvency and other laws affecting the enforceability of creditors' rights generally, and

                               (b)     When a Stock Option is issued using the form of Stock Option Agreement filed as an Exhibit to the Registration Statement, and is exercised in accordance with the terms of the Plan, and when the holder has paid the exercise price provided in such Stock Option, the Stock acquired thereby will be validly issued, fully paid and nonassessable.

                The foregoing opinion is limited to the federal laws of the United States and the laws of the State of New York, and we express no opinion as to the effect of the laws of any other jurisdiction.

                We consent to the use of this opinion as an Exhibit to the Registration Statement.   In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or of the Rules and Regulations of the SEC thereunder.

                                                                                                                                                  Very truly yours,
                                                                                                                                                   /s/Barclay Damone, LLP
                                                                                                                                                   BARCLAY DAMON, LLP